Exhibit 1.1

Omega Healthcare Investors, Inc.

Common Stock
($0.10 par value)

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

September 6, 2024

Wells Fargo Securities, LLC

Barclays Capital Inc.

Berenberg Capital Markets LLC

BofA Securities, Inc.

BMO Capital Markets Corp.

Capital One Securities, Inc.

Citizens JMP Securities, LLC

Credit Agricole Securities (USA) Inc.

Fifth Third Securities, Inc.

J.P. Morgan Securities LLC

KeyBanc Capital Markets Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

R. Seelaus & Co., LLC

Raymond James & Associates, Inc.

RBC Capital Markets, LLC

Regions Securities LLC

Robert W. Baird & Co. Incorporated

Scotia Capital (USA) Inc.

Stifel, Nicolaus & Company, Incorporated

Truist Securities, Inc.

As Agents

Wells Fargo Bank, National Association

Bank of America, N.A.

Bank of Montreal

Barclays Bank PLC

Citizens JMP Securities, LLC

Crédit Agricole Corporate and Investment Bank

JPMorgan Chase Bank, National Association

KeyBanc Capital Markets Inc.

Mizuho Markets Americas LLC

Morgan Stanley & Co. LLC

MUFG Securities EMEA plc

Raymond James & Associates, Inc.

Robert W. Baird & Co. Incorporated

Royal Bank of Canada

Stifel, Nicolaus & Company, Incorporated

The Bank of Nova Scotia

Truist Bank

As Forward Purchasers

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC, Barclays Capital Inc., Berenberg Capital Markets LLC, BofA Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., R. Seelaus & Co., LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc. each as sales agent, forward seller and/or principal (in any such capacity, each, an “Agent,” and collectively, the “Agents”), and Wells Fargo Bank, National Association, Bank of America, N.A., Bank of Montreal, Barclays Bank PLC, Citizens JMP Securities, LLC, Crédit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Royal Bank of Canada, Stifel, Nicolaus & Company, Incorporated, The Bank of Nova Scotia and Truist Bank each as forward purchaser (in such capacity, each a “Forward Purchaser,” and collectively, the “Forward Purchasers”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent acting as forward seller for the applicable Forward Purchaser, then such Agent, as forward seller, shall be acting solely in its capacity as sales agent for such Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Shares, and, except in cases where this Agreement (as defined below) expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis. It is also understood and agreed by the parties hereto that, if Shares are offered or sold through any Agent acting as sales agent for the Company, then such Agent shall be acting solely in their capacity as sales agent for the Company, and not as sales agent for any Forward Purchaser, with respect to the offering and sale of such Shares.

The Company proposes subject to the terms and conditions stated herein, to issue and sell from time to time to or through the Agents, shares of the Company’s common stock, $0.10 par value (the “Common Stock”), having an aggregate gross sales price of up to $1,250,000,000 (the “Shares”) on the terms set forth in this At-the-Market Equity Offering Sales Agreement (the “Agreement”). The Company agrees that whenever it determines to sell Shares directly to one or more Agents as principal, it will enter into a separate agreement (a “Terms Agreement”) in substantially the form of Annex 1 hereto, relating to such sale in accordance with Section 2 of this Agreement. For the avoidance of doubt, any references in this Agreement to “Shares” shall not include any shares of Common Stock to be delivered pursuant to any Confirmation (as defined below) (the “Confirmation Shares”).

The Company may also enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in separate forward sale transaction confirmations, each in substantially the form attached hereto as Annex 2 (each, a “Confirmation” and, collectively, the “Confirmations”). In connection therewith, the Company and each Forward Purchaser understand that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through the applicable Agent (which shall be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), as forward seller on behalf of such Forward Purchaser, the applicable Shares for sale on the terms set forth under this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-277916) (the “registration statement”) for the registration of the Shares and certain other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to each Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the effective time. “Base Prospectus” means the prospectus dated March 14, 2024, filed as part of the Registration Statement; “Prospectus Supplement” means the most recent prospectus supplement specifically relating to the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, in the form furnished by the Company to any Agent in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement specifically relating to an offering of Shares by any Agent as principal pursuant to a Terms Agreement and filed in accordance with the provisions of Rule 424(b) under the Securities Act) together with the Base Prospectus attached to or used with the Prospectus Supplement; “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Shares; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 4. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus or Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Issuer Free Writing Prospectus or Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

As used herein, “Applicable Time” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the initial entry into contracts with investors for the sale of such Shares through an Agent, acting as sales agent or forward seller, and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares from an Agent, acting as principal. The Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together collectively, and, with respect to any specific offering and sale of Shares, together with the number of Shares sold in such offering and the public offering price of such Shares, is hereinafter referred to as the “General Disclosure Package.”

Section 1.                Representations and Warranties of the Company. The Company represents and warrants: (a) to the Agents and the Forward Purchasers as of the date of this Agreement, and, subject to Section 3(r) below, as of each Registration Statement Amendment Date (as defined in Section 3(i) below), each Company Periodic Report Date (as defined in Section 3(h) below) and each Request Date (as defined in Section 3(i) below); and (b) to the applicable Agent and/or applicable Forward Purchaser with respect to a specific offering and sale of Shares through such Agent, acting as sales agent or forward seller, or to the applicable Agent(s) as of each date on which the Company executes and delivers a Terms Agreement, and with respect to a specific offering and sale of Shares, if any, each Applicable Time and each Settlement Date (as defined in Section 2(h) below):

(a)            The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Rule 405 of the Securities Act that has been filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act. The registration statement contains certain information concerning the offering and sale of the Common Stock, including the Shares, and contains additional information concerning the Company and its business; the Commission has not issued an order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the Company’s knowledge threatened by the Commission.

(b)            The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Agents pursuant to Rule 430(B)(f)(2) of the Securities Act, at each Settlement Date (as defined in Section 2(h) below), and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Base Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of the Base Prospectus and the date the Base Prospectus was filed with the Commission and ends on each Settlement Date did or will the Base Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Applicable Time, each Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus will comply, as of its date, as of each Applicable Time and Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, in all material respects with the requirements of the Securities Act; at no time during the period that begins on the date of each Permitted Free Writing Prospectus and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of any Shares did or will such Permitted Free Writing Prospectus include any information that conflicted or will conflict with any information contained in the Registration Statement, the Prospectus or any Incorporated Document or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Agents and the Forward Purchasers and furnished in writing by or on behalf of the Agents and the Forward Purchasers expressly for use in the Registration Statement, the Base Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act, and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Company, the Agents and the Forward Purchasers agree that the only information furnished by or on behalf of the Agents and the Forward Purchasers expressly for use in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is (i) the statement that none of the Agents will engage in any transactions that stabilize the Common Stock appearing in the second sentence of the third paragraph under the caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement and (ii) the eighth sentence of the second paragraph under the sub-heading “Conflicts of Interest” under the caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement, in each case solely as it relates to such Agent and Forward Purchaser.

(c)            (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer“ as defined in Rule 405 under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.

(d)            Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectus; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Securities Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by the Agents, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby are “issuer free writing prospectuses” as defined in Rule 433 of the Securities Act.

(e)            The Company’s authorized and outstanding capitalization is as set forth, as of the indicated date, in the Company’s most recent quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, or a Form 8-K filed subsequent thereto, and there has been no material change in such information since the Company’s then most recently completed quarter or fiscal year, as applicable (other than for subsequent issuances, if any, pursuant to (i) the Company’s dividend reinvestment and stock purchase plan, (ii) the redemption of units of the Operating Partnership pursuant to its partnership agreement, (iii) the Company’s at-the-market equity shelf program and (iv) employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses.) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right, except as disclosed in Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 with respect to the sales of shares pursuant to the Company’s equity shelf program between May 31, 2011 and June 30, 2011 and as disclosed in Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with respect to the sales of shares pursuant to the Company’s dividend reinvestment and stock purchase plan between March 5, 2016 and December 31, 2016.

(f)             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to acquire, own, lease and operate its properties, and to lease the same to others, and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and any Confirmations and will have, at the time of execution thereof, full corporate power and authority to enter into any Terms Agreement and to issue, sell and deliver the Shares and any Confirmation Shares as contemplated herein and in any Confirmation; and the Company and its subsidiaries have been and are in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions except where the failure to be in compliance would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the subsidiaries (as defined under the Securities Act) taken as a whole, (ii) prevent consummation of the transactions contemplated hereby or by the Confirmation, or (iii) result in the delisting of the Common Stock from the New York Stock Exchange (the “NYSE”) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(g)            The Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(h)            The Company owns, directly or indirectly, all of the issued and outstanding capital stock or equity interests, as applicable, of each of the subsidiaries of the Company listed in Schedule A hereto (collectively, the “Subsidiaries”) other than OHI Healthcare Properties Limited Partnership, L.P. (the “Operating Partnership”). The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity other than the equity interests of the Subsidiaries, or as would not be material to the Company and the Subsidiaries on a consolidated basis. Complete and correct copies of the articles of incorporation and the bylaws of the Company and all amendments thereto have been delivered to the Agents and Forward Purchasers. Each Subsidiary has been duly formed and is validly existing as a corporation, limited liability company, limited partnership or trust in good standing under the laws of the jurisdiction of its formation, with full organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, except where the failure to be so formed and existing or to have such organizational power and authority would not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company, limited partnership or trust and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock or equity interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable; all of the outstanding shares of capital stock or equity interests, as applicable, of each of the Subsidiaries are owned by the Company subject to no security interest, other material encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding. The Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act, other than (i) the Operating Partnership and (ii) those listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(i)             The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. The Confirmation Shares have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to a Confirmation against payment of any consideration specified in such Confirmation, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus accurately present the information required to be shown with respect to such plans, arrangements, options and rights.

(j)             The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the NYSE.

(k)            The capital stock of the Company, including the Shares and any Confirmation Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and the holders of the Shares and any Confirmation Shares will not be subject to personal liability by reason of being such holders.

(l)             The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Confirmations and to consummate the transactions contemplated hereby. This Agreement has been, and any Confirmation or Terms Agreement will have been as of its respective date, duly authorized, executed and delivered by the Company. Other than any Confirmation or any Terms Agreement, the Company has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative in respect of the Shares and the equity shelf program established by this Agreement. This Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Each Confirmation will have been as of its date, duly authorized, executed and delivered by the Company and when executed and delivered by the Forward Purchaser, such Confirmation will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of this Agreement and the Confirmations set forth in the General Disclosure Package, Prospectus and any Issuer Free Writing Prospectus is correct in all material respects.

(m)           Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its (i) respective charter or bylaws (or other formation documents), (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected (including, without limitation, the Indenture) or (iii) any federal, state, local or foreign law, regulation or rule, including, without limitation, the rules and regulations of the NYSE, or any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of clauses (ii) and (iii) above, for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(n)            The execution, delivery and performance of this Agreement or, if and to the extent applicable, of any Confirmation or any Terms Agreement, and the issuance and sale of the Shares and the Confirmation Shares and the consummation of the transactions contemplated hereby or, if and to the extent applicable, by any Confirmation or any Terms Agreement, (A) will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) the charter or bylaws of the Company or any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, including, without limitation, the rules and regulations of the NYSE, or (iii) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of clause (ii) above, any such breach, violation or default as would not individually, or in the aggregate, have a Material Adverse Effect, nor (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the properties (real and personal (including, without limitation, mortgage loans and unsecured loans)) described in the Registration Statement or Prospectus as being owned or leased by the Company or any of the Subsidiaries (the “Properties”).

(o)            No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the NYSE, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or any Confirmation Shares or the consummation by the Company of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, other than (i) registration of the Shares under the Securities Act, which has been effected, and, the listing of the Shares or any Confirmation Shares on the NYSE, which has been effected, subject to official notice of issuance at or prior to each Settlement Date, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agents or (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p)            Except as expressly set forth in the Registration Statement (excluding the exhibits thereto) or the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company other than as disclosed in the Registration Statement (including the exhibits thereto), (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter, agent or financial advisor to the Company or in any similar capacity in connection with the offer and sale of the Shares, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

(q)            Each of the Company and the Subsidiaries (and, to the Company’s knowledge, each operator, lessee or sublessee of any Property or portion thereof) (i) has all necessary licenses, authorizations, consents and approvals, (ii) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and (iii) has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to acquire and own, lease or sublease, lease to others and conduct its respective business as described in the Registration Statement or Prospectus, except in the case of clauses (i), (ii) and (iii) above, where the failure to have such items, make such filings or obtain such items would not individually, or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries (nor, to the Company’s knowledge, any such operator, lessee or sublessee) is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(r)             All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Accounting Standards Codification 810, Consolidation), contracts, licenses, agreements, leases or documents required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement or any incorporated document have been so described or filed as required.

(s)            Except as disclosed in the Registration Statement, the Prospectus or a Permitted Free Writing Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries, or any of their respective directors or officers (or, to the Company’s knowledge, any person from whom the Company or any Subsidiary acquired any of the Properties (each, a “seller”), or any lessee, sublessee or operator of any Property or any portion thereof) is or would be a party, or of which any of the respective properties, or assets of the Company and the subsidiaries, or any Property, is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect.

(t)             Ernst & Young LLP (the “Accountants”), whose report on the consolidated financial statements of the Company and its subsidiaries is incorporated by reference in each of the Registration Statement and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(u)            The audited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes, present fairly the consolidated financial position of the Company and the subsidiaries as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the subsidiaries for the periods specified and have been prepared in compliance with the applicable requirements of the Securities Act and the Exchange Act and in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except, in the case of unaudited financial statements, for normal year-end adjustments and the absence of notes). The other financial and statistical data set forth or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (for so long as such information is so included or incorporate by reference) are fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company. Any pro forma financial statements and related notes thereto included in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus have been prepared in accordance with the requirements of the Securities Act and the Exchange Act relating to such pro forma financial statements (as if such pro forma financial statements were included in a registration statement) and the assumptions underlying the adjustments set forth in such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Securities Act to the extent applicable) that are not included as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Accounting Standards Codification 810, Consolidation), not disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)            Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there has not been (i) any material adverse change, or any development which could have a reasonable possibility of giving rise to a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any transaction which is material to the Company and its subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and its subsidiaries taken as a whole, (iv) any material adverse change in the capital stock (except as the result of the exercise, vesting, or forfeiture of rights or awards held by directors and employees under the Company’s stock incentive plans described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or issuances under the Company’s dividend reinvestment and common stock purchase plan, or upon the redemption of outstanding units of the Operating Partnership in accordance with the terms of its partnership agreement) or its subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiary except for regular quarterly dividends of the Company, corresponding distributions by the Operating Partnership, distributions on preferred units of the Subsidiary REITs in accordance with the terms of their respective organizational documents, dividends and distributions of subsidiaries payable to the Company or its subsidiaries, or as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(w)           Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Shares and any proceeds received pursuant to any Confirmation and the consummation of the transactions contemplated by this Agreement and the Confirmations, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(x)            The Company, and each of the Subsidiaries, has insurable title, and, in the case of real property, in fee simple, to the Properties, free and clear of all liens, claims, mortgages, deeds of trust, restrictions, security interests and other encumbrances or defects (“Property Encumbrances”), except for (x) the leasehold interests of lessees in the Properties of the Company and the Subsidiaries held under lease (the “Leases”) and (y) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect. All Property Encumbrances on or affecting the Properties which are required to be disclosed in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, are disclosed therein as required;

(y)            Each of the Leases pertaining to the Properties has been duly authorized by the Company or a Subsidiary, as applicable, and is a valid, subsisting and enforceable agreement of the Company or such Subsidiary, as applicable, and, to the knowledge of the Company, each other party thereto, enforceable in accordance with its terms, except where the failure of such Lease to be duly authorized, or a valid, subsisting and enforceable agreement of the Company or such Subsidiary, as applicable, would not, individually or in the aggregate, have a Material Adverse Effect, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.

(z)             To the Company’s knowledge, except as disclosed in the Registration Statement, the Prospectus or a Permitted Free Writing Prospectus, if any, no lessee of any portion of any of the Properties is in default under its respective lease, and there is no event which, with notice, lapse of time or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)          To the Company’s knowledge, except as disclosed in the Registration Statement, Prospectus or a Permitted Free Writing Prospectus, no borrower of a Company mortgage loan is in default under its respective mortgage loan, and there is no event which, with notice, lapse of time or both, would constitute a default under any such mortgage loan, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)         Except as disclosed in the Registration Statement, the Prospectus or a Permitted Free Writing Prospectus, the Company and the Subsidiaries and their respective properties, assets and operations (and, to the Company’s knowledge, each operator or lessee of any Property or portion thereof) are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any Property or portion thereof or any previous owner thereof, (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). Neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any Property or portion thereof or any previous owner thereof, has received from any governmental authority notice of any violation, concerning the Properties, of any municipal, state or federal law, rule or regulation or of any Environmental Law, except for such violations as have heretofore been cured and except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(cc)          The Company and the Subsidiaries have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations would not, individually or in the aggregate, have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and the Subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)         Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the shares of Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares or Confirmation Shares, whether to facilitate the sale or resale of the Shares or Confirmation Shares, and has taken no action which would directly or indirectly violate Regulation M. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M.

(ee)          The Company and each of its subsidiaries on a consolidated basis maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)           The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Any material weaknesses in internal controls have been identified for the Company’s auditors. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Company, the Subsidiaries and to the Company’s knowledge, the Company’s directors and officers in such capacity, are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(gg)          From and including the Company’s taxable year ended December 31, 1992, the Company was and is organized in conformity with the requirements for, its actual methods of operation through the date hereof have permitted, and its proposed methods of operation will permit the Company to meet the requirements for, qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the Company has qualified and will so qualify, and the Company will continue to meet such requirements and qualify as a REIT after consummation of the contemplated transactions and the application of the proceeds, if any, from the offering of the Shares by the Company as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. All statements in the Registration Statement and the Prospectus regarding the Company’s qualification as a REIT are true, complete and correct in all material respects.

(hh)          Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.

(ii)            Neither the Company nor any of the subsidiaries, nor any director, officer or employee of the Company or any of the subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of the subsidiaries has: (i) used any corporate funds of the Company or any of the subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act on behalf of the Company or any of the subsidiaries in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) taken an act on behalf of the Company or any of the subsidiaries in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act on behalf of the Company or any of the subsidiaries in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws appropriate for the nature of the Company’s business. The Company will not directly or indirectly use, lend or contribute the proceeds from the offering of the Shares hereunder for any purpose that would breach any anti-bribery or anti-corruption laws.

(jj)            The operations of the Company and the subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), the applicable money laundering statutes of all jurisdictions where the Company or any of the subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)          Neither the Company nor any of the subsidiaries, the Company’s and the subsidiaries’ directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of the subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of country- or territory-wide Sanctions, including, without limitation, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as sales agent, underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and the subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll)            (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except as would not, in the case of this clause (A), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, except as would not, in the case of this clause (B), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent in all material respects with industry standards and practices or otherwise as the Company generally deems reasonably adequate for its and its subsidiaries’ business.

(mm)        The Company is in compliance in all material respects with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock on the NYSE and the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

(nn)          Except pursuant to this Agreement, neither the Company nor any of the subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or any Confirmation or the consummation of the transactions contemplated by this Agreement, by any Confirmation or by the Prospectus Supplement.

(oo)          Except as set forth in the Registration Statement under the heading “Certain federal income tax considerations,” from and including the Company’s taxable year ended 1992, the Company has continuously met, currently meets, and as of the time of purchase or additional time of purchase, as the case may be, will meet, the requirements for, its actual methods of operation permit and have permitted and its proposed methods of operations as described in the Registration Statement or Prospectus will permit the Company to continue to meet the requirements for, qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) and the Company will continue to meet such requirements and qualify as a REIT after giving effect to the offering and sale of the Shares.

(pp)         All statements in the Registration Statement, the Prospectus and each Permitted Free Writing Prospectus regarding the Company’s qualification as a REIT are true, complete and correct in all material respects.

(qq)         The description of the Company’s organization and method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the Prospectus, and the Permitted Free Writing Prospectuses, if any, is accurate and presents fairly the matters referred to therein; the Company’s conflicts of interest, operating policies, investment guidelines and operating restrictions described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectus, if any, accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(rr)            Neither the Company nor any of the subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ss)          Any certificate signed by any officer of the Company and delivered to the Agents, the Forward Purchasers or their counsel shall be deemed a representation and warranty by the Company to each Agent or Forward Purchaser, as applicable, as to the matters covered thereby.

Section 2.               Sale and Delivery of Shares.

(a)            Subject to the terms and conditions set forth herein, the Company agrees to (i) issue and sell through the applicable Agent(s) acting as sales agent(s) for the Company or directly to the applicable Agent(s) acting as principal(s) pursuant to a Terms Agreement from time to time and each Agent acting as sales agent agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, to sell as sales agent for the Company, the Shares and (ii) enter into a Confirmation with any Forward Purchaser and, in consultation with such Forward Purchaser and the applicable Agent (which shall be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), to instruct such Forward Purchaser to borrow, offer and sell Shares through such Agent, as forward seller, in each case, in accordance with the terms of this Section 2 and as contemplated by such Confirmation. Sales of the Shares, if any, through an Agent acting as sales agent or forward seller, or directly to an Agent acting as principal, will be made by means of ordinary brokers’ transactions on the NYSE, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or any other method permitted by applicable law.

(b)            The Shares may be sold on a daily basis or otherwise as shall be agreed to by the Company and the applicable Agent on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under this Agreement and that the Company has instructed the Agent to make such sales. On any Trading Day, the Company may instruct the Agent by telephone through any of the individuals listed as an authorized representative of the Company on Schedule B hereto (confirmed promptly by fax or email, which confirmation will be promptly acknowledged by the applicable Agent) as to the maximum number or aggregate gross sales price of Shares to be sold by the applicable Agent on such day (in any event not in excess of the number or aggregate gross sales price available for issuance under this Agreement, the Prospectus and the currently effective Registration Statement, as authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares and Confirmation Shares approved for listing on the NYSE) and the minimum price per Share at which such Shares may be sold. Such instruction shall also specify whether such Shares (i) will be sold through an Agent, as sales agent, in accordance with Section 2(a)(i) above or (ii) borrowed by a Forward Purchaser and sold through the applicable Agent, as forward seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation in accordance with Section 2(a)(ii) above. With respect to an instruction under Section 2(b)(ii) above, such instruction shall also include, for purposes of (and as defined under) the related Confirmation, the proposed “Maturity Date,” percentage for purposes of the “Initial Forward Price,” “Spread,” “Initial Stock Loan Rate,” “Maximum Stock Loan Rate,” the “Forward Price Reduction Dates,” the “Forward Price Reduction Amounts” and the “Hedge Completion Date” (together, the “Proposed Confirmation Terms”). On any Trading Day, the Company shall sell Shares through only one Agent, and the Company shall give prior notice to the Agent by telephone (confirmed promptly by fax or email, which confirmation will be promptly acknowledged by the applicable Agent). The Company shall in no event ask more than one Agent to sell Shares on the same Trading Day. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any of the Agents are acting for the Company in a capacity other than as Agent under this Agreement or as principal under any Terms Agreement. Subject to the terms and conditions hereof, and to the acceptance of such instructions by the applicable Agent, such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, to sell as sales agent (whether acting as agent of the Company or as forward seller on behalf of any Forward Purchaser) all of the Shares so designated by the Company. With respect to any instruction accepted by an Agent as forward seller, the applicable Forward Purchaser (or agent thereof) shall use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow the number of Shares designated by the Company. Any Confirmation to be entered into between the Company and a Forward Purchaser under clause 2(a)(2) in connection with an instruction provided by the Company under clause 2(b)(ii) and accepted by the applicable Agent under this Section 2 shall include each of the Proposed Confirmation Terms when delivered by the Forward Purchaser to the Company for execution unless the Company has agreed otherwise in writing prior to the delivery of such Confirmation for execution. In the event of a conflict between the terms of this Agreement and the terms of any Confirmation or Terms Agreement, the terms of such Confirmation or Terms Agreement, as applicable, will control. The Company and each Agent acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares as sales agent or that any Forward Purchaser or any of its affiliates will be successful in borrowing, offering and selling Shares through its applicable Agent, as forward seller and (B) no Agent will incur any liability or obligation to the Company or its affiliates if it fails to sell Shares as sales agent (whether acting as agent of the Company or as forward seller on behalf of any Forward Purchaser) for any reason, other than a failure to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation.

(c)            Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and no Agent as sales agent or forward seller shall be obligated to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number or with an aggregate gross sales price in excess of the number or aggregate gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, the applicable Prospectus or the currently effective Registration Statement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares and Confirmation Shares approved for listing on the NYSE, and in each case notified to the Agents in writing. In addition, the Company or the applicable Agent through whom a sale of Shares is to be made as sales agent or forward seller on any Trading Day may, upon notice to the other party by telephone (confirmed promptly by fax or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which such Agent is acting as sales agent or forward seller for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice, or with respect to Shares that are subject to any Terms Agreement or any outstanding Confirmation entered into prior to the giving of such notice.

(d)            The gross sales price of any Shares sold pursuant to this Agreement by an Agent acting as sales agent for the Company or as forward seller shall be, in the discretion of the applicable Agent, but subject to the specific instructions of the Company, the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. In connection with Section 2(a)(i) above, the compensation payable to an Agent for sales of Shares with respect to which such Agent acts as Agent of the Company shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold pursuant to this Agreement. In connection with sales pursuant to Section 2(a)(ii) of this Agreement, the compensation payable to such Agent for sales of Shares with respect to which the Agent acts as forward seller on behalf of the Forward Purchaser will not exceed 2.0% of the gross sales price of the Shares sold pursuant to this Agreement and the applicable Confirmation and shall be paid by the Company exclusively through the determination of “Initial Forward Price” under the applicable Confirmation. The Company may sell Shares to an Agent or Agents as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds after deducting the compensation payable to the applicable Agent and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares, shall constitute the net proceeds to the Company or a Forward Purchaser, as applicable, for such Shares (the “Net Proceeds”). Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the applicable Agent will agree to compensation that is customary for the Agent with respect to such transactions.

(e)            The applicable Agent shall provide written confirmation to the Company promptly following the close of trading on the NYSE on each day during which Shares are sold under this Agreement. With respect to any sales by an Agent as sales agent for the Company, such Agent shall provide written confirmation setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales. With respect to any sales by an Agent as forward seller, such Agent shall provide written confirmation setting forth the number of borrowed Shares sold on such day, the aggregate Net Proceeds to the applicable Forward Purchaser and the then-current “Initial Forward Price” under any Confirmation with respect to which Shares have been sold on such day promptly following the close of trading on the NYSE on such day.

(f)             Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to this Agreement or any Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares of Common Stock (i) set forth in the second paragraph of this Agreement, (ii) available for issuance under the Prospectus and the Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof or approved for listing on the NYSE, and in each case referred to in this clause (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the applicable Agent in writing. Without prejudice to Section 2(e), the Agents, shall have no responsibility for maintaining records with respect to the aggregate gross sales price of Shares sold pursuant to this Agreement, any Terms Agreement or any Confirmation or the number or amount of Shares available for sale under the Registration Statement or authorized by the Company’s board of directors or a duly authorized committee thereof or approved for listing on the NYSE.

(g)            If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and the Forward Purchasers, and future offers and sales of Shares through the Agents and the Forward Purchasers, in each case on an agented basis under this Agreement shall be suspended until such provisions or other exemptive provisions have been satisfied in the reasonable judgment of the parties hereto.

(h)            Settlement for sales of Shares pursuant to this Section 2 will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company or applicable Forward Purchaser, as applicable, and the applicable Agent. On each date of settlement for the sale of Shares through an Agent acting as sales agent pursuant to Section 2(a)(i) hereof (each such day, a “Direct Settlement Date”), or through an Agent acting as forward seller pursuant to Section 2(a)(ii) hereof (each such day, a “Forward Settlement Date” and, together with a Direct Settlement Date, each, a “Settlement Date”), the Shares sold through the applicable Agent for settlement on such date shall be delivered by the Company or the Forward Purchaser, as the case may be, to the applicable Agent against payment of (i) the Net Proceeds from the sale of such Shares or (ii) the aggregate gross price from the sale of such Shares (the “Gross Proceeds”) as mutually agreed between the Company or the Forward Purchaser, as applicable and the applicable Agent. Settlement for all Shares shall be effected by book-entry delivery of Shares to the applicable Agent’s account at The Depository Trust Company against payment by the applicable Agent of the Net Proceeds or Gross Proceeds, as applicable, from the sale of such Shares in same day funds delivered to an account designated in writing by the Company or the Forward Purchaser, as applicable. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the applicable Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the applicable Agent any commission to which it would otherwise be entitled absent such default. In the event the Company or Forward Purchaser and the Agent have mutually agreed to the delivery of Gross Proceeds on the Settlement Date, the compensation payable to such Agent or Forward Purchaser shall be set forth and invoiced in a periodic statement from the Agent to the Company or Forward Purchaser and payment shall be made by the Company or Forward Purchaser promptly after its receipt thereof.

(i)             Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares through an Agent as sales agent or forward seller and, by notice to the Agents given by telephone (confirmed promptly by fax or email), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) below, at any time from and including the date which 5 business days before (such date, the “Blackout Commencement Date”) the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through the close of business on the Trading Day following the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement (for the avoidance of doubt, if the Filing Time is prior to the opening of the NYSE on a Trading Day, the Trading Day following such Filing Time shall be such Trading Day (such time, the “Blackout Expiration Time”)).

(j)             If the Company wishes to offer, sell or deliver Shares at any time during the period from and including a Blackout Commencement Date through and including the Blackout Expiration Time, the Company shall (i) prepare and deliver to the Agents and the Forward Purchasers (with a copy to counsel to the Agents and the Forward Purchasers) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (ii) provide the Agents and the Forward Purchasers with the officers’ certificate, opinions, letters of counsel and accountants’ letters and secretary’s certificate called for by Sections 3(i), (j), (k) and (l) hereof, respectively, (iii) afford the Agents and the Forward Purchasers the opportunity to conduct a due diligence review in accordance with Section 3(n) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 2(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the close of business on the Trading Day following the time the relevant Earnings Announcement was first publicly released) through and including the Blackout Expiration Time. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions, letters of counsel and accountants’ letters and secretary’s certificate pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions, letters of counsel and accountants’ letters and secretary’s certificates as provided in Section 3(i), Section 3(j), Section 3(k) and Section 3(l), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)            The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales or delivery of Shares shall only be effected by or through one Agent as sales agent or forward seller on any single given day, and the Company shall in no event request that multiple Agents as sales agents or forward sellers sell Shares on the same day.

(l)             In the event that either (i) a Forward Purchaser (or an agent thereof) is unable to borrow and deliver any Shares for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, or (ii) in the commercially reasonable judgment of such Forward Purchaser, such Forward Purchaser (or its agent) would incur a stock loan cost that is equal to or greater than the Initial Stock Loan Rate to do so, then the obligation herein of the applicable Agent with respect to sales of Shares as forward seller with respect to such instruction shall only extend to the aggregate number of Shares that the Forward Purchaser is able to so borrow below such cost. For purposes of this Section 2(l), “Initial Stock Loan Rate” shall mean the number of basis points per annum specified in the text opposite “Additional Adjustment” in the relevant Confirmation.

Section 3.               Covenants. The Company agrees with the Agents and the Forward Purchasers:

(a)            During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172 under the Securities Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act), (i) to promptly notify the Agents and the Forward Purchasers of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and, if requested, to furnish the Agents and/or Forward Purchasers, as applicable, with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, (iv) to advise the Agents and the Forward Purchasers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such commercially reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s reasonable expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)            The Company will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agents and the Forward Purchasers may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation in any jurisdiction where it is not now so subject or to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(c)            The Company will make available to the Agents and the Forward Purchasers, as soon as practicable after the execution of this Agreement and thereafter during any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172 under the Securities Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Shares, copies of the most recent Prospectus in such quantities and at such locations as the Agents and/or the Forward Purchasers, as applicable, may reasonably request for the purposes contemplated by the Securities Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or 172 under the Securities Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Shares, if any event shall have occurred as a result of which, it is necessary in the reasonable opinion of counsel to the Company or counsel to the Agents and the Forward Purchasers to: (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, at the relevant Applicable Time or when such Prospectus is delivered, as the case may be, not misleading, or (iii) amend or supplement the Registration Statement or Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement and Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will as soon as reasonably practicable notify the Agents and the Forward Purchasers in writing, provide the Agents and the Forward Purchasers, with any proposed amendment, supplement or filing a reasonable amount of time prior to any proposed filing or use and to file such document and to prepare and furnish without charge to the Agents and/or the Forward Purchasers, as applicable, as many written and electronic copies as the Agents and/or the Forward Purchasers, as applicable, may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)            As soon as practicable, the Company will make generally available to its security holders and to the Agents and the Forward Purchasers, an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)            To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement or any Terms Agreement, or under any Confirmation, in the manner specified under the caption “Use of Proceeds” in the Prospectus.

(f)             The Company will use its commercially reasonable efforts to effect, subject to official notice of issuance, and maintain the listing of the Shares and the Confirmation Shares on the NYSE.

(g)            To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(h)            The Company shall disclose in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarter (which, in the case of an Annual Report on Form 10-K, would mean the last quarter of the fiscal year) (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”) in which sales of Shares were made by or through an Agent under this Agreement or any Terms Agreement, (1) the number or Shares and the aggregate gross sales price of the Shares sold by or through the Agents pursuant to this Agreement or any Terms Agreement, (2) the number of borrowed Shares sold by the Agents, as forward sellers, in connection with any Confirmation and (3) the Net Proceeds received by the Company and the applicable Forward Purchasers and the compensation paid by the Company to the Agents in connection with the transactions described in clauses (1) and (2).

(i)             Upon commencement of the offering of Shares under this Agreement and each time Shares are delivered to an Agent or Agents as principal on a Settlement Date and promptly after (i) each date the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement providing solely for the terms of sales of Shares pursuant to a Terms Agreement, (B) by an amendment or supplement relating solely to the offering of securities other than the Shares (including, without limitation, other shares of Common Stock), (C) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(h) or (D) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act, but for the avoidance of doubt, excluding any current report on Form 8-K or any part of any current report on Form 8-K under Item 2.02 or 7.01 of such form that is being “furnished” under the Exchange Act)) (each such date, a “Registration Statement Amendment Date”) and (ii) each reasonable request by an Agent or a Forward Purchaser (each date of any such request by an Agent or a Forward Purchaser, a “Request Date”) (each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date when Shares are delivered to an Agent or Agents as principal and each Registration Statement Amendment Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or the applicable Agent(s) (with a copy to counsel to the Agents and the Forward Purchasers) an officers’ certificate dated the date of delivery thereof (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the Exchange Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or the applicable Agent(s) and their counsel, to the effect that the statements contained in the certificate referred to in Section 6(f)(ii) of this Agreement which was last furnished to the Agents and Forward Purchasers are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(f)(ii), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate; provided that the Company shall not be required to furnish such certificate during a Suspension Period pursuant to Section 3(r) hereof. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Settlement Date.

(j)             Within five business days of each Representation Date with respect to which the Company is obligated to deliver an officers’ certificate pursuant to Section 3(i) hereof, the Company will cause to be furnished to the Agents and the Forward Purchasers or applicable Agent(s) (with a copy to counsel to the Agents and Forward Purchasers) the written opinions and letter of Skadden, Arps, Slate, Meagher & Flom LLP, and the opinions and letter of Bryan Cave Leighton Paisner LLP and Shapiro Sher Guinot & Sandler P.A., each dated such date and in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or applicable Agent(s) and their counsel, of the same tenor as the opinions and letters referred to in Sections 6(b) and 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and Forward Purchasers shall furnish the Agents and the Forward Purchasers or applicable Agent(s) (with a copy to counsel for the Agents and the Forward Purchasers) with a letter substantially to the effect that the Agents and Forward Purchasers or applicable Agent(s) may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance); provided that the Company shall not be required to furnish or cause to be furnished such opinions during a Suspension Period pursuant to Section 3(r) hereof, and; provided, further, that no Agent or Forward Purchaser shall be required or requested to make offers or sales of, or borrow, Shares until such time as it has received the officers’ certificate contemplated by Section 3(i) and the opinions and letters contemplated by this Section 3(j).

(k)            Within five business days of each Representation Date with respect to which the Company is obligated to deliver an officers’ certificate pursuant to Section 3(i) hereof, the Company will cause its independent accountants and the independent accountants of any other entity whose financial statements are incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus to furnish to the Agents and Forward Purchasers or applicable Agent(s) a letter, dated such date and in form reasonably satisfactory to the Agents and Forward Purchasers or applicable Agent(s) and their counsel, of the same tenor as the letters referred to in Section 6(e) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter; provided that the Company shall not be required to furnish or cause to be furnished such letter during a Suspension Period pursuant to Section 3(r) hereof, and; provided, further, that no Agent or Forward Purchaser shall be required or requested to make offers or sales of, or borrow, Shares until such time as it has received the officers’ certificate contemplated by Section 3(i) and the letters contemplated by this Section 3(k).

(l)             Within five business days of each Representation Date with respect to which the Company is obligated to deliver an officers’ certificate pursuant to Section 3(i) hereof, the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or the applicable Agent(s) (with a copy to counsel to the Agents and the Forward Purchasers) a secretary’s certificate, dated such date and in form reasonably satisfactory to the Agents and Forward Purchasers or applicable Agent(s) and their counsel, of the same tenor as the secretary’s certificate referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented to the date of such secretary’s certificate; provided that the Company shall not be required to furnish or cause to be furnished such secretary’s certificate during a Suspension Period pursuant to Section 3(r) hereof, and; provided, further, that no Agent or Forward Purchaser shall be required or requested to make offers or sales of, or borrow, Shares until such time as it has received the officers’ certificate contemplated by Section 3(i) and the secretary’s certificate contemplated by this Section 3(l). Within five business days of each Representation Date, the Company shall have furnished to the Agents and the Forward Purchasers or the applicable Agent(s) such further information, certificates and documents as the Agents and the Forward Purchasers or the applicable Agent(s) may reasonably request.

(m)           The Company consents to the Agents and the Forward Purchasers trading in the Company’s Common Stock for the Agents’ and the Forward Purchasers’ respective accounts and for the accounts of their respective clients at the same time as sales of Shares occur pursuant to this Agreement, any Confirmation or any Terms Agreement.

(n)            The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents or the Forward Purchasers may reasonably request.

(o)            During the period beginning on the date on which instructions to sell Shares hereunder are delivered by the Company to an Agent and ending on the Settlement Date with respect to such sales, the Company will not, without the prior written consent of the applicable Agent, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce the intention to make any such offer, pledge, sale, contract to sell, purchase, grant, transfer, disposition or filing, or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Common Stock, whether any such swap, agreement, or other transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in case or otherwise, except for (A) Common Stock issued or sold pursuant to this Agreement, any Confirmation or any Terms Agreement, (B) Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (C) Common Stock issued pursuant to the Company’s dividend reinvestment and stock purchase plan disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (D) non-managing member units exchangeable for shares of Common Stock issued by subsidiaries of the Company in connection with the acquisition of properties or interests therein (provided that such units referred to in this clause (D) are not exchangeable for Common Stock for at least one year from the date of issuance thereof and the Company does not cause or permit (by waiver or otherwise) the exchange of such units for Common Stock during such one-year period), (E) Common Stock issuable upon the exchange of non-managing member units of subsidiaries of the Company disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (F) Common Stock issued under a registration statement or pursuant to an exemption from registration in connection with future business combinations or acquisitions or registration statements on Form S-8 filed to register shares of Common Stock that are issuable pursuant to existing employee benefit plans of the Company.

(p)            If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, this Agreement is still in effect and any of the Shares that were purchased pursuant to a Terms Agreement remain unsold, then, subject to the approval of its board of directors, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents and the Forward Purchasers. If the Company is no longer eligible to file an automatic shelf registration statement, then, subject to the approval of its board of directors, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents and the Forward Purchasers, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. Subject to the approval of its board of directors, the Company will use its commercially reasonable efforts to take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(q)            The Company intends to operate in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code until such time as the Company’s board of directors determines that operating in such manner is not in the best interests of the Company and its stockholders.

(r)             The Company may notify the Agents and the Forward Purchasers by telephone (confirmed promptly by email), or by such other method as the Company and the Agents and the Forward Purchasers shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the fifth business day preceding any Representation Date that it does not (until further notice) intend to sell Shares under this Agreement for the period commencing on such Representation Date and continuing until the first Trading Day after the earlier of (i) the date the Company instructs an Agent or a Forward Purchaser to sell Shares under this Agreement and (ii) the date the Company notifies the Agents or Forward Purchasers that it is revoking its prior notice to the Agents and the Forward Purchasers that it does not intend to sell Shares under this Agreement (a “Suspension Period”). During any such Suspension Period, the Company’s obligations to provide certificates pursuant to Section 3(i) hereunder, legal opinions pursuant to Section 3(j) hereunder, letters from independent accountants pursuant to Section 3(k) hereunder and secretary’s certificates pursuant to Section 3(l) hereunder, shall be suspended and waived, and the Company shall not make the representations and warranties of the Company contained in Section 1 of this Agreement. Upon termination of a Suspension Period, no Agent or Forward Purchaser shall have any obligation to sell Shares hereunder pursuant to a Company instruction until such time as the Company affirms the accuracy of the representations and warranties contained herein pursuant to Section 3(i) hereof, performs its obligations hereunder, and satisfies the additional conditions contained herein, including delivery of all such deliverables required pursuant to Sections 3(i), (j) and (k) hereunder or otherwise reasonably requested by the Agents, and subject to completion by the Agents and the Forward Purchasers of customary due diligence procedures.

(s)            The Company shall reserve and keep available at all times, free of preemptive rights, a number of authorized and unissued shares of Common Stock sufficient to enable the Company to satisfy its obligations to issue all Shares and Confirmation Shares pursuant to this Agreement, any Confirmation and any Terms Agreement.

Section 4.               Free Writing Prospectus. The Company agrees that, unless it has obtained the prior written consent of the applicable Agent(s), and each Agent agrees that, unless it has obtained the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by the applicable Agent(s) or the Company is herein referred to as a “Permitted Free Writing Prospectus.”

Section 5.               Payment of Expenses.

(a)            The Company shall pay for all reasonable fees and disbursements of one counsel for the Agents and Forward Purchasers incurred in connection with the offering contemplated by this Agreement, each Confirmation and each Terms Agreement, as applicable, and the transactions contemplated hereby and thereby, whether or not such transactions are consummated or this Agreement is terminated (collectively, the “Expenses”). Such Expenses shall be billed by the counsel for the Agents and Forward Purchasers to the Company upon execution of this Agreement and thereafter on a quarterly basis and paid promptly.

(b)            On the earliest of (i) October 1, 2026, (ii) the 30th day after the Shares having an aggregate gross sales price of $300,000,000 have been sold pursuant to this Agreement, or (iii) the date this Agreement has been terminated (the earliest of such dates, the “Reimbursement Date”), each of the Agents shall reimburse the Company such Agent’s pro rata share of the Expenses, based on the gross sales of each of the Agents, which amount shall decrease on a straight-line basis from 100% of the Expenses if the Shares having an aggregate gross sales price of $300,000,000 have been sold pursuant to this Agreement, to 0% of the Expenses if no Shares have been sold pursuant to this Agreement.

(c)            On an annual basis following the Reimbursement Date, each of the Agents shall reimburse the Company such Agent’s pro rata share of Expenses for such year, based on the gross sales of each of the Agents during such year.

(d)            In the event that the aggregate gross sales price of all Shares that have been sold pursuant to this Agreement sold on or prior to October 1, 2026 is less than $300,000,000, then prior to the incurrence of any additional Expenses thereafter but after payment by the Company of Expenses pursuant to clause (a) above and reimbursement of Expenses, if any, by the Agents, as applicable, pursuant to clause (b) above, the Company and the Agents agree to negotiate in good faith an arrangement for the reimbursement of any additional Expenses incurred after October 1, 2026.

Section 6.               Conditions of Agents’ Obligation. The obligations of the Agents and the Forward Purchasers hereunder and under each Confirmation and Terms Agreement, as applicable, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof and under each Confirmation and Terms Agreement, as applicable, are true and correct as of (i) the time of the execution of this Agreement, (ii) with respect to a specific offering and sale of Shares pursuant to a Confirmation or Terms Agreement, the date of any executed Confirmation or Terms Agreement, as applicable and (iii) as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its covenants and other obligations theretofore to be performed, and the following additional conditions:

(a)            The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date of this Agreement and the Registration Statement shall have become effective upon filing in accordance with Rule 462(e) under the Securities Act. The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission. The Company shall have paid the required Commission filing fees relating to the Shares.

(b)            On the date of this Agreement, the Agents and the Forward Purchasers shall have received a letter containing such opinions and other statements that the Agents and the Forward Purchasers may reasonably request, dated as of such date, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agents and Forward Purchasers. In providing such letter, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal securities laws of the United States, upon the opinions of counsel reasonably satisfactory to the Agents and the Forward Purchasers. In particular, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to matters involving the laws of the State of Maryland on the opinion of Shapiro Sher Guinot & Sandler P.A. or other Maryland counsel reasonably satisfactory to the Agents and the Forward Purchasers. Such counsel may also state that, insofar as such letter involves factual matters, it has relied, to the extent it deemed proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(c)            On the date of this Agreement, the Agents and the Forward Purchasers shall have received (i) the favorable opinion and negative assurance letter to the effect set forth in Exhibit A-1 hereto and with respect to such matters as the Agents and the Forward Purchasers may reasonably request, dated as of such date, of Bryan Cave Leighton Paisner LLP, as counsel for the Company, (ii) the favorable opinion to the effect set forth in Exhibit A-2 hereto and with respect to such matters as the Agents and the Forward Purchasers may reasonably request, dated as of such date, of Bryan Cave Leighton Paisner LLP, as to certain federal income tax matters and (iii) the favorable opinion to the effect set forth in Exhibit B hereto and with respect to such matters as the Agents and the Forward Purchasers may reasonably request, dated as of such date, of Shapiro Sher Guinot & Sandler P.A., as Maryland counsel to the Company. In rendering each such opinion or letter, as applicable, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Maryland, the state of New York or the federal laws of the United States with respect to the opinions called for in clause (i) of this sentence, as to matters involving the application of laws of any jurisdiction other than the federal laws of the United States with respect to the opinions called for in clause (ii) of this sentence, other than the State of Maryland with respect to the opinions called for in clause (iii) of this sentence, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Agents and the Forward Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers and other representatives of the Company and of public officials. In addition, Bryan Cave Leighton Paisner LLP may rely as to matters involving the laws of the State of Maryland on the opinion of Shapiro Sher Guinot & Sandler P.A. or other Maryland counsel reasonably satisfactory to the Agents and the Forward Purchasers.

(d)            On the date of this Agreement, the Company shall have furnished to the Agents and the Forward Purchasers a certificate of the Secretary of the Company and attested to by an executive officer of the Company, dated as of the date of delivery thereof, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, certifying as to (i) the charter of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance of the Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

(e)            On the date of this Agreement, the Company shall have requested and caused its independent accountants to have furnished to the Agents and the Forward Purchasers a letter, dated as of the date of delivery thereof, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)             On the date of this Agreement, (i) the Agents and the Forward Purchasers shall have received a certificate of an officer of the Company in a form reasonably satisfactory to the Agents and the Forward Purchasers stating the minimum gross sales price per share for the sale of Shares pursuant to this Agreement, any Confirmation and any Terms Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement, any Confirmation and any Terms Agreement or, alternatively, the maximum gross sales price from such sales, as then authorized by the Company’s board of directors or a duly authorized committee thereof, and the number of Shares and Confirmation Shares that have been approved for listing on the NYSE (and the Company agrees to promptly furnish to the Agents and the Forward Purchasers a new certificate in connection with any amendment, revision or modification of such minimum gross sales price per share, maximum number of Shares that may be issued and sold, maximum gross sales price or the number of Shares that have been approved for listing on the NYSE) and (ii) the Agents and the Forward Purchasers shall have received a certificate signed by the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company (or such other authorized officers as may be acceptable to the Agents and the Forward Purchasers) to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and that (A) the representations and warranties of the Company in this Agreement are true and correct as of such date and that the Company has complied with all of the covenants and satisfied all the conditions on its part to be performed or satisfied on or prior to such date, (B) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the Company’s knowledge, threatened and (C) since the date of the most recent financial statements included in the General Disclosure Package and the Prospectus, there has been no Material Adverse Effect.

(g)            From the date of this Agreement, there shall not have been any Material Adverse Effect, which event or condition is not described in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which is, in the sole judgment of the applicable Agent(s) or Forward Purchaser(s), so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by this Agreement or, if and to the extent applicable, any Confirmation or any Terms Agreement.

(h)            The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(i)             Upon commencement of the offering of Shares under this Agreement, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.

(j)             The Company shall have received approval for listing 36,000,000 shares of Common Stock on the NYSE prior to the first Settlement Date, and satisfactory evidence of such approval shall have been provided to the Agents and the Forward Purchasers.

(k)            Counsel for the Agents and the Forward Purchasers, as applicable, shall have been furnished with such documents and opinions as it may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein, in any Confirmation or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares or any Confirmation Shares as contemplated herein, in any Confirmation or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agents, the Forward Purchasers, as applicable, and counsel for the Agents and Forward Purchasers, as applicable.

Section 7.               Indemnification.

(a)            Indemnification of the Agents and the Forward Purchasers. The Company agrees to indemnify and hold harmless each Agent and each Forward Purchaser, their directors, officers, agents and affiliates and each person, if any, who controls such Agent and Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or the General Disclosure Package or any “issuer information” (as defined in Rule 433(h) under the Securities Act) filed or required to be filed pursuant to Rule 433(a) under the Securities Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company or pursuant to Section 7(d); and

(iii)           against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the applicable Agent(s) and Forward Purchaser(s)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Agent or Forward Purchaser expressly for use in the Registration Statement (or any amendment thereto), the Base Prospectus, any Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any General Disclosure Package.

(b)            Indemnification of the Company, Directors and Officers. Each Agent and each Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Base Prospectus, any Prospectus Supplement or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent or its related Forward Purchaser expressly for use therein, it being understood and agreed upon that such information shall consist solely of the statement that none of the Agents will engage in any transactions that stabilize the Common Stock appearing in the second sentence of the third paragraph under the caption “Plan of Distribution” in the Prospectus Supplement, solely as it relates to such Agent and Forward Purchaser.

(c)            Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the applicable Agent(s) or Forward Purchaser(s), and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)            EDGAR. For purposes of this Section 7, all references to the Registration Statement, Prospectus Supplement, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

(f)             Contribution. If the indemnification provided in paragraph (a) or (b) of this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Agents and Forward Purchasers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the applicable Agent(s) and Forward Purchaser(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the applicable Agent(s) and the applicable Forward Purchaser(s) in connection with the offering of the Shares pursuant to this Agreement, any Confirmation and any Terms Agreement shall be deemed to be in the same respective proportions that (i) in the case of the Company, the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Confirmation Shares sold under any Confirmation assuming that the aggregate amount payable by the applicable Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sales of the Shares), (ii) in the Case of the Agent(s), the total commissions or discounts received by the applicable Agent(s) and (iii) in the case of the Forward Purchaser(s), the aggregate value of the Spread (as defined in the applicable Confirmation) retained by such Forward Purchaser in connection with the applicable forward stock purchase transaction, net of any hedging and other costs associated with such transaction, in each case, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the applicable Agent(s) and Forward Purchaser(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent(s) and Forward Purchaser(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the applicable Agents and/or the applicable Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Agent shall be required to contribute any amount in excess of the total commissions or discounts received by such Agent with respect to the Shares placed or underwritten by it for sale to the public, and (ii) no Forward Purchaser shall be required to contribute any amount in excess of the aggregate value of the Spread (as defined in the applicable Confirmation(s)) retained by such Forward Purchaser in connection with the applicable forward stock purchase transaction(s), net of any hedging and others costs associated with such transaction(s). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each director, officer, agent and affiliate of an Agent and a Forward Purchaser, and each person, if any, who controls an Agent and a Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent(s) or Forward Purchaser(s), and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 8.               Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements of the Company and of the Agents and the Forward Purchasers contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or Forward Purchasers or any controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Shares.

Section 9.               Termination.

(a)            The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through any Agent(s) as sales agent or with respect to any pending sale to any Agent(s) pursuant to a Term Agreement or any offering or resale of any Shares purchased or to be purchased by the Agents or applicable Agent(s) pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of such Agent(s) and any applicable Forward Purchaser, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 1, 3(d), 5, 7, 8, 11, 12, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each Agent and each Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement (with respect to itself) in its sole discretion at any time, but solely with respect to such Agent or Forward Purchaser, as applicable. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 1, 3(d), 5, 7, 8, 11, 12, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect until such time as Shares having an aggregate gross sales price of $1,250,000,000 shall have been issued and sold hereunder unless terminated prior thereto pursuant to Section 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Sections 1, 3(d), 5, 7, 8, 11, 12, 13 and 15 of this Agreement shall remain in full force and effect.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Agent(s) and the applicable Forward Purchaser(s) or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(e)            In the case of any purchase by an Agent or Agent(s) pursuant to a Terms Agreement, the applicable Agent(s) may terminate such Terms Agreement at any time at or prior to the related Settlement Date (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on financial markets of the United States is such as to make it, in the judgment of the applicable Agent(s), impracticable to market the Shares or enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the NYSE or in the Nasdaq Global Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by Nasdaq Global Market or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal, New York or Maryland authorities.

(f)             If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares, in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)             if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase, the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)            if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(f) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(g)            Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall effect the validity, effectiveness or enforceability of any executed Confirmation or any executed Terms Agreement and any such executed Confirmation and executed Terms Agreement shall remain in full force and effect notwithstanding such termination (subject to the terms and conditions of such Confirmation and such Terms Agreement).

Section 10.             Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail, email or by fax, and any such notice shall be effective when received at the address specified below:

If to the Company to:

Omega Healthcare Investors, Inc.
303 International Circle, Suite 200
Hunt Valley, Maryland 21030
Attention: Chief Financial Officer
E-mail: bstephenson@omegahealtcare.com

With a copy (which shall not constitute notice) to:

Omega Healthcare Investors, Inc.
303 International Circle, Suite 200
Hunt Valley, Maryland 21030
Attention: Chief Legal Officer
E-mail: gmakode@omegahealtcare.com

and to:

Bryan Cave Leighton Paisner LLP
One Atlantic Center, Fourteenth Floor
1201 W. Peachtree Street, NW
Atlanta, Georgia 30309
Attention: Eliot Robinson
E-mail: eliot.robinson@bclplaw.com
Facsimile: (404) 572-6999

If to an Agent or Forward Purchaser, as applicable, delivered via fax or email with a confirmation copy mailed to the addresses set forth in Schedule C, with a copy (which shall not constitute notice) to:

David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Facsimile: (917) 777-3574

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 10.

Section 11.             Parties. Subject to the last sentence of this Section 11, this Agreement shall inure to the benefit of and be binding upon the Agents, the Forward Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers and the Company and their respective successors and the controlling persons, agents, affiliates and the officers and directors referred to in Section 7 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers and the Company and their respective successors, and said controlling persons, agents, affiliates and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares through or from any Agent shall be deemed to be a successor merely by reason of such purchase.

Section 12.             Recognition of the U.S. Special Resolution Regimes. In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, such Default Right (as defined below) under this Agreement that may be exercised against such Agent or Forward Purchaser is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 13.            GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. UNLESS STATED OTHERWISE, ALL SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 14.             No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) each purchase and sale of the Shares pursuant to this Agreement, any Confirmation or any Terms Agreement, including the determination of the price of the Shares and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and the applicable Agent(s) and/or Forward Purchaser(s), on the other hand, (ii) each of the applicable Agents and/or Forward Purchasers has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or by any Confirmation or any Terms Agreement or the process leading thereto (irrespective of whether the applicable Agent(s) and/or Forward Purchaser(s) have advised or are currently advising the Company on other matters) and the Agents and/or Forward Purchasers have no obligation to the Company with respect to the offering contemplated hereby or by any Confirmation or any Terms Agreement except the obligations expressly set forth in this Agreement or any Confirmation or any Terms Agreement, (iii) the Agents and the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (iv) no Agent or Forward Purchaser has provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby or by any Confirmation or any Terms Agreement and the Company has consulted its own legal, financial, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 15.            WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE FORWARD PURCHASERS AND THE AGENTS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.             Counterparts. This Agreement, any Confirmation and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 17.             Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement, any Confirmation or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement, any Confirmation or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

Omega Healthcare Investors, Inc.

By:	/s/ Robert O. Stephenson
	Name:	Robert O. Stephenson
	Title:	Chief Financial Officer,
Treasurer and Assistant Secretary

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Wells Fargo Securities, LLC
As Agent

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Executive Director

Wells Fargo Bank, National Association
As Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

[Signature Page to Sales Agreement]

Barclays Capital Inc.
As Agent

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

Barclays Bank PLC
As Forward Purchaser

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

[Signature Page to Sales Agreement]

BMO Capital Markets Corp.
As Agent

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

Bank of Montreal
As Forward Purchaser

By:	/s/ Brian Riley
Name: Brian Riley
Title: Managing Director, Global Markets

[Signature Page to Sales Agreement]

BofA Securities, Inc.
As Agent

By:	/s/ Gray Hampton
Name: Gray Hampton
Title: Vice Chairman

Bank of America, N.A.
As Forward Purchaser

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

[Signature Page to Sales Agreement]

Berenberg Capital Markets LLC
As Agent

By:	/s/ Zachary Brantly
Name: Zachary Brantly
Title: Head of U.S. Investment Banking

By:	/s/ Matt Rosenblatt
Name: Matt Rosenblatt
Title: CCO & Ops Principal

[Signature Page to Sales Agreement]

Capital One Securities, Inc.
As Agent

By:	/s/ Phil Winiecki
Name: Phil Winiecki
Title: Managing Director

[Signature Page to Sales Agreement]

Citizens JMP Securities, LLC
As Agent

By:	/s/ Ryan Abbe
Name: Ryan Abbe
Title: Head of Real Estate Investment Banking

Citizens JMP Securities, LLC
As Forward Purchaser

By:	/s/ Ryan Abbe
Name: Ryan Abbe
Title: Head of Real Estate Investment Banking

[Signature Page to Sales Agreement]

Credit Agricole Securities (USA) Inc.
As Agent

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director Head of Investment Banking

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

Crédit Agricole Corporate and Investment Bank
As Forward Purchaser

By:	Credit Agricole Securities (USA) Inc.
As Agent

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director Head of Investment Banking

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

[Signature Page to Sales Agreement]

Fifth Third Securities, Inc.
As Agent

By:	/s/ Clayton Greene
Name: Clayton Greene
Title: Head of Equity Capital Markets

[Signature Page to Sales Agreement]

J.P. Morgan Securities LLC
As Agent

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

JPMorgan Chase Bank, National Association
As Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

[Signature Page to Sales Agreement]

KeyBanc Capital Markets Inc.
As Agent

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Equity Capital Markets

KeyBanc Capital Markets Inc.
As Forward Purchaser

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Equity Capital Markets

[Signature Page to Sales Agreement]

Mizuho Securities USA LLC
As Agent

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

Mizuho Markets Americas LLC
As Forward Purchaser

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

[Signature Page to Sales Agreement]

Morgan Stanley & Co. LLC
As Agent

By:	/s/ Doris Lo
Name: Doris Lo
Title: Executive Director

Morgan Stanley & Co. LLC
As Forward Purchaser

By:	/s/ Doris Lo
Name: Doris Lo
Title: Executive Director

[Signature Page to Sales Agreement]

MUFG Securities Americas Inc.
As Agent

By:	/s/ Geoffrey Paul
Name: Geoffrey Paul
Title: Managing Director

MUFG Securities EMEA plc
As Forward Purchaser

By:	/s/ Catherine Lucas
Name: Catherine Lucas
Title: Authorised Signatory

[Signature Page to Sales Agreement]

R. Seelaus & Co., LLC
As Agent

By:	/s/ James Brucia
Name: James Brucia
Title: Managing Director

[Signature Page to Sales Agreement]

Raymond James & Associates, Inc.
As Agent

By:	/s/ Jozsi Popper
Name: Jozsi Popper
Title: Managing Director

Raymond James & Associates, Inc.
As Forward Purchaser

By:	/s/ Jozsi Popper
Name: Jozsi Popper
Title: Managing Director

[Signature Page to Sales Agreement]

RBC Capital Markets, LLC
As Agent

By:	/s/ Christopher Allred
Name: Christopher Allred
Title: Managing Director

Royal Bank of Canada
As Forward Purchaser

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

[Signature Page to Sales Agreement]

Regions Securities LLC
As Agent

By:	/s/ Ed Armstrong
Name: Ed Armstrong
Title: Managing Director - ECM

[Signature Page to Sales Agreement]

Robert W. Baird & Co. Incorporated
As Agent

By:	/s/ Sandy Walter
Name: Sandy Walter
Title: Managing Director

Robert W. Baird & Co. Incorporated
As Forward Purchaser

By:	/s/ Sandy Walter
Name: Sandy Walter
Title: Managing Director

[Signature Page to Sales Agreement]

Scotia Capital (USA) Inc.
As Agent

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

The Bank of Nova Scotia
As Forward Purchaser

By:	/s/ Kshamta Kaushik
Name: Kshamta Kaushik
Title: Managing Director

[Signature Page to Sales Agreement]

Stifel, Nicolaus & Company, Incorporated
As Agent

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
Title: Managing Director

Stifel, Nicolaus & Company, Incorporated
As Forward Purchaser

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
Title: Managing Director

[Signature Page to Sales Agreement]

Truist Securities, Inc.
As Agent

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

Truist Bank
As Forward Purchaser

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

[Signature Page to Sales Agreement]

Schedule A

SUBSIDIARIES

Subsidiary Name	State of Formation
OHI Asset (MI), LLC	Delaware
OHI Healthcare Properties Limited Partnership	Delaware

Schedule A

Schedule B

AUTHORIZED REPRESENTATIVES OF THE COMPANY

C. Taylor Pickett, Chief Executive Officer;

Robert O. Stephenson, Chief Financial Officer;

Neal A. Ballew, Chief Accounting Officer;

or, in each case, their successors.

Schedule B

Schedule C

NOTICE INFORMATION

Agents

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001
Attention: Equity Syndicate Department
Facsimile: (212) 214-5918

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Syndicate Registration
Facsimile: (646) 834-8133

Berenberg Capital Markets LLC
Attention: Investment Banking
1251 Avenue of the Americas, 53rd Floor
New York, New York 10020
Email: prospectusrequests@berenberg-us.com

BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Attention: ATM Execution Team
Email: dg.atm_execution@bofa.com
Facsimile: (646) 855-3073

BMO Capital Markets Corp.

Equity-Linked Capital Markets

151 W 42nd Street 32nd Floor

New York, NY 10036

Attention: Brian Riley

Telephone: (212) 605-1414

Facsimile: (212) 885-4165

Schedule C

Capital One Securities, Inc.
201 St. Charles Ave, Suite 1830
New Orleans, Louisiana 70170
Attention: Gabrielle Halprin
Email: Gabrielle.Halprin@capitalone.com

Citizens JMP Securities, LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111
Attention: ATM Trading Desk
Email: syndicate@jmpsecurities.com

Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019
Attention: Douglas Cheng
Email: douglas.cheng@ca-cib.com; equitycapitalmarkets@ca-cib.com

Fifth Third Securities, Inc.
424 Church Suite, Suite 600
Nashville, Tennessee 37219
Attention: Susannah Doyle Lunke
Email: Susannah.lunke@53.com

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Sanjeet Dewal

Email: sanjeet.s.dewal@jpmorgan.com

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers
E-mail: jaryd.banach@key.com; Michael.c.jones@key.com; john.salisbury@key.com; Nathan.flowers@key.com;

Schedule C

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Attention: Stephen Roney; J.T. Deignan
Email: Stephen.Roney@mizuhogroup.com; JT.Deignan@mizuhogroup.com
With a copy to: legalnotices@mizuhogroup.com

Morgan Stanley & Co. LLC
1585 Broadway, 4th Floor
New York, New York 10036
Attention: Equity Syndicate Desk
With a copy to the Legal Department

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Email: FLOESTransactions@us.sc.mufg.jp

R. Seelaus & Co., LLC
26 Main Street, Suite 300
Chatham, New Jersey 07928
Attention: Karolina Pajdak (email: kpajdak@rseelaus.com); Jeff Burdeshaw (email: jburdeshaw@rseelaus.com)

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention: Equity Syndicate

Email: Jeff.Fordham@RaymondJames.com, sean.wolf@raymondjames.com, david.paris@raymondjames.com and ATMs@RaymondJames.com

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281
Attention: Equity Syndicate
Facsimile: (212) 428-6260
With a copy to: TJ Opladen (email: tj.opladen@rbccm.com)

Regions Securities LLC
615 College Street, Suite 600
Charlotte, North Carolina 28202
Attention: Equity Capital Markets
Email: brit.stephens@regions.com; ed.armstrong@regions.com

Schedule C

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention: Syndicate Department
Facsimile: (414) 298-7474
With a copy to the Legal Department

Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281
Attention: Equity Capital Markets
Email: us.ecm@scotiabank.com; us.legal@scotiabank.com
Facsimile. (212) 225-6653

Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, Maryland 21202
Attention: Syndicate Department
Facsimile: (443) 224-1273

Truist Securities, Inc.
3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326
Attention: Equity Syndicate Department
Email: dl.atm.offering@truist.com

Forward Purchasers

Wells Fargo Bank, National Association
500 West 33rd Street
New York, New York 10001
Attention: Structuring Services Group
Email: CorporateDerivativeNotifications@wellsfargo.com

Bank of America, N.A.
One Bryant Park
New York, New York 10036
Attention: Rohan Handa
Email: Rohan.handa@bofa.com

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Schedule C

Attention: Manager, Derivatives Operations

Facsimile: (416) 552-7904

Telephone: (416) 552-4177

With a Copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X, 1A1

Canada

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile: (416) 956-2318

Barclays Bank PLC
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Paul Robinson
Facsimile: (646) 834-8133

Citizens JMP Securities, LLC

450 Park Avenue, 5th Floor

New York, NY 10022

Attention: Gianpaolo Arpaia

Email: garpaia@jmpsecurities.com

ATTN: Gianpaolo Arpaia; garpaia@jmpsecurities.com; 212-906-3533;

450 Park Avenue, 5th Floor

New York, NY 10022

Crédit Agricole Corporate and Investment Bank
12 place des États-Unis CS 70052
92547 Montrouge Cedex, France
Attention: Mimoun Nadir
Facsimile: 33.1.41.89.93.12
E-mail: eqd-corporates-emea@ca-cib.com
With a copy to Crédit Agricole Corporate and Investment Bank
c/o Credit Agricole Securities (USA) Inc., as Agent
1301 Avenue of the Americas
New York, New York 10019
Attention: Jonathan Fecowicz, Antoine Jounet
Telephone No. (212) 261-3546; (212) 261-7372
E-mail: jonathan.fecowicz@ca-cib.com, antoine.jounet@ca-cib.com; manon.borges@ca-cib.com

Schedule C

JPMorgan Chase Bank, National Association
383 Madison Avenue

New York, New York 10179

EDG Marketing Support

E-mail: edg_notices@jpmorgan.com; edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention: Sanjeet Dewal

E-mail: sanjeet.s.dewal@jpmorgan.com

KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor

Cleveland, Ohio 44114

Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers

E-mail: jaryd.banach@key.com; Michael.c.jones@key.com; john.salisbury@key.com; Nathan.flowers@key.com;

Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Attention: US Equity Derivatives Notices
Email: Derivs-EQNoticesUS@mizuhogroup.com

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036-8293
Attention: Steven Seltzer
Email: Steven.Seltzer1@morganstanley.com

MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London EC27 9AJ
United Kingdom
Attention: Derivative Confirmations
Facsimile: +44 (0) 20 7577 2898/2875
Email: docsconfirms@int.sc.mufg.jp,
With a copy to: Michael.gordon@mufgsecurities.com; Kathleen.considine@mufgsecurities.com; ESG-ETG-Americas@mufgsecurities.com

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Equity Syndicate

Email: Jeff.Fordham@RaymondJames.com, sean.wolf@raymondjames.com, david.paris@raymondjames.com and ATMs@RaymondJames.com

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention: Syndicate Department
Facsimile: (414) 298-7474
With a copy to the Legal Department

Schedule C

Royal Bank of Canada
Brookfield Place
200 Vesey Street
New York, New York 10281
Attention: ECM
Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, Maryland 21202
Attention: Syndicate Department
Facsimile: (443) 224-1273

The Bank of Nova Scotia
44 King Street West
Central Mail Room
Toronto, Ontario, Canada M5H 1H1
c/o Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281
Attention: Bahar Lorenzo
Email: bahar.lorenzo@scotiabank.com

Truist Bank
3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326
Attention: Equity Syndicate Department
Email: dl.atm.offering@truist.com
With a copy to: Michael Collins (email: michael.collins@truist.com)

Schedule C

Exhibit A-1

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF BRYAN CAVE

LEIGHTON PAISNER LLP

Exhibit A-2

FORM OF TAX OPINION OF BRYAN CAVE LEIGHTON PAISNER LLP

Exhibit B

FORM OF OPINION OF SHAPIRO SHER GUINOT & SANDLER P.A.

Annex 1

Omega Healthcare Investors, Inc.

Common Stock
($0.10 par value)

TERMS AGREEMENT

[•]

Ladies and Gentlemen:

Omega Healthcare Investors, Inc., a corporation organized under the laws of Maryland (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Sales Agreement, dated September 6, 2024 (the “Sales Agreement”), among the Company and Wells Fargo Securities, LLC, Barclays Capital Inc., Berenberg Capital Markets LLC, BofA Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., R. Seelaus & Co., LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc., each as sales agent, forward seller and/or principal (in any such capacity, each, an “Agent,” and collectively, the “Agents”), and Wells Fargo Bank, National Association, Bank of America, N.A., Bank of Montreal, Barclays Bank PLC, Citizens JMP Securities, LLC, Crédit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Royal Bank of Canada, Stifel, Nicolaus & Company, Incorporated, The Bank of Nova Scotia and Truist Bank each as forward purchaser (in such capacity, each a “Forward Purchaser,” and collectively, the “Forward Purchasers”), to issue and sell to [•], as Agent, the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]1. Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Sales Agreement.

[The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided that the purchase price payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Company on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Agent at any time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Applicable Time (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that any Option Closing Date shall be a date on which Shares are delivered to the Agent pursuant to a Terms Agreement within the meaning of, and requiring the affirmation and deliverables described under, Sections 3(j), (k) and (l) of the Sales Agreement.]*

1       Include only if [•] has an over-allotment option.

Each of the provisions of the Sales Agreement not specifically related to (a) the solicitation by the Agent, as agent of the Company, of offers to purchase securities or (b) the Confirmations, Confirmation Shares and related transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

Omega Healthcare Investors, Inc.

By:
Name:
Title:

Accepted as of the date hereof:

[•]

By:
Name:
Title:

Annex 2

FORM OF REGISTERED FORWARD CONFIRMATION

FORM OF REGISTERED FORWARD CONFIRMATION

Date:     [          ], 20[     ]

To:         Omega Healthcare Investors, Inc.

303 International Circle, Suite 200

Hunt Valley, MD 21030

From:    [DEALER NAME AND NOTICE INFORMATION]

Re:         Registered Forward Transaction

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.	The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions”) [and the [2006 ISDA Definitions / 2021 ISDA Interest Rate Derivatives Definitions] (the “[2006/2021] Definitions” and, together with the 2002 Definitions, the “Definitions”), each] as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party further agrees that this Confirmation, the Pricing Supplement (as defined below) delivered hereunder and the Agreement (as defined below) together evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Party A and Party B in connection with the Sales Agreement (as defined below) (each, an “Additional Confirmation”) shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date. In the event of any inconsistency between the Agreement, this Confirmation, the Pricing Supplement, [the [2006/2021] Definitions and] the 2002 Definitions, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation, (iii) the 2002 Definitions, [and] (iv) [the [2006/2021] Definitions and (v)] the Agreement. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”) shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represent to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

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2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	[DEALER NAME]
Party B:	Omega Healthcare Investors, Inc.
Trade Date:	[ ], 20[ ]
Effective Date:	The first day occurring on or after the Trade Date on which Shares that are sold through [AGENT NAME], acting as forward seller for Party A (in such capacity, the “Agent”) pursuant to the Sales Agreement, dated September [•], 2024 between Party A, Party B, the Agent and the other parties thereto (the “Sales Agreement”), settle.
Base Amount:	The aggregate number of Shares sold through the Agent, acting as forward seller for Party A pursuant to the Sales Agreement, during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.
Maturity Date:	The earlier of (i) [DATE][1] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Base Amount is reduced to zero.
Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Party B, (ii) any “Settlement Date” (under and as defined in the Sales Agreement) with respect to the full Base Amount and (iii) the 20th Scheduled Trading Day following, but not including, the Trade Date. No later than 8:00 pm, New York-time, on the Hedge Completion Date, Party A will furnish Party B with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex B hereto specifying the Hedge Completion Date, the Base Amount as of the Hedge Completion Date (the “Initial Base Amount”) and the Initial Forward Price, each determined in accordance with the terms hereof. Party A shall provide written support for the calculation of the Initial Forward Price concurrently with furnishing the Pricing Supplement.

1       To be no more than two years after entry into the Transaction.

2

Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.
Notwithstanding anything to the contrary contained herein, to the extent Party B delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties hereto (taking into account Party A’s commercially reasonable hedge positions in respect of the Transaction).
Initial Forward Price:	[•]%[2] of the volume weighted average price at which the Shares are sold through the Agent acting as forward seller for Party A pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted to (x) reflect on each day during such period (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares sold on or prior to such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.
Daily Rate:	For any day, a rate equal to (i)(A) the Overnight Bank Funding Rate for such day, minus (B) the Spread, divided by (ii) 365.

2       Insert percentage equal to 100 minus the agreed upon commission (which shall not exceed 2%), as specified by Party B in instruction under the Sales Agreement.

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Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on the page “OBFR01 <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that, if no rate appears on any day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.
Spread:	[•][3] basis points.
Prepayment:	Not Applicable.
Variable Obligation:	Not Applicable.
Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”
Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Shares:	Common stock, USD 0.10 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “OHI”)
Exchange:	New York Stock Exchange.
Related Exchange(s):	All Exchanges.
Clearance System:	DTC.
Calculation Agent:	Party A. In the event the Calculation Agent or the Determining Party makes any calculations, adjustments or determinations pursuant to this Confirmation, the Agreement or the 2002 Definitions, the Calculation Agent or the Determining Party, as the case may be, shall promptly provide an explanation in reasonable detail of the basis for any such calculation, adjustment or determination to Party B (including any quotations, market data or information from external sources used in making such calculation, adjustment or determination, as the case may be, but without disclosing its proprietary models or other information that is subject to contractual, legal or regulatory obligations to not disclose such information); provided that following the occurrence of an Event of Default under Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Whenever the Calculation Agent or the Determining Party is required or permitted to act or to exercise judgment in any way with respect to the Transaction hereunder, including, without limitation, with respect to calculations, adjustments and determinations that are made in its sole discretion or otherwise, the Calculation Agent or the Determining Party, as applicable, shall do so in good faith and in a commercially reasonable manner.

3       Insert Spread specified by Party B in instruction under the Sales Agreement.

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Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 30 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero and (ii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.
Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

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Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date (if applicable) that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the reasonable judgment of Party A, based on the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (as if such requirements were applicable to purchases by Party A in connection with its unwind activity hereunder and under any Additional Transaction) or, in its commercially reasonable judgment, due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period relative to the liquidity on the Effective Date, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”) or (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice in respect of such Settlement Date.
Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the form set forth in clause (a) under the heading “Representations, Warranties and Agreements of Party B”.
Unwind Period:	The period from and including the first Exchange Business Day following the date Party B provides Settlement Notice for a valid election of Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day and excluding any Disrupted Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

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Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines, in its commercially reasonable judgment, is material.”
Early Closure:	Section 6.3(d) of the 2002 Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
Regulatory Disruption:	Any event that Party A, in its reasonable discretion, based on advice of counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Party A) for Party A to refrain from or decrease any market activity in connection with the Transaction. Subject to applicable legal requirements and Party A’s internal policies and guidelines, Party A shall promptly notify Party B upon the occurrence of a Regulatory Disruption and shall subsequently promptly notify Party B on the day Party A believes that the circumstances giving rise to such Regulatory Disruption have changed. Party A shall make its determination of a Regulatory Disruption in a manner consistent with the determinations made with respect to other issuers under similar facts and circumstances.
Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.
Securities Act:	The Securities Act of 1933, as amended from time to time.

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Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.
Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.
Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date by wire transfer of immediately available funds.
Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) the difference between (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period), minus a commercially reasonable commission in respect of each Share purchased during the Unwind Period not to exceed USD 0.02, and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

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Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment and in a commercially reasonable manner that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.
Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the quotient of (A) the difference between (1) the product of (i) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period), minus a commercially reasonable commission in respect of each Share purchased during the Unwind Period not to exceed USD 0.02, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period.

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10b-18 VWAP:	For any Exchange Business Day during the Unwind Period which is not a Disrupted Day, the volume-weighted average price reported on the Bloomberg Page “OHI <Equity> AQR SEC” (or any successor thereto) for such Exchange Business Day; provided, however, that if such price is unavailable for an Exchange Business Day or the Calculation Agent determines, in its good faith judgment and in a commercially reasonable manner, that such price does not correctly reflect the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), the Calculation Agent shall, in a good faith, commercially reasonable manner, determine the 10b-18 VWAP for such Exchange Business Day based on the criteria specified above in this proviso.
Settlement Currency:	USD.
Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.
Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the 2002 Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) inserting the following language at the end of such Section: “provided, however, that any such increased tax, duty, expense or fee that occurs solely due to the deterioration of the creditworthiness of the Hedging Party relative to comparable financial institutions shall not be an Increased Cost of Hedging.”

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Additional Adjustment:	If, in Party A’s commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one-month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction in a commercially reasonable manner exceeds a weighted average rate equal to [ ][4] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to [ ] basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

This Transaction shall be effective if and only if Shares are sold by the Agent acting as forward seller for Party A on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, this Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent acting as forward seller for Party A on or after the Trade Date and prior to such termination.

4       Insert Initial Stock Loan Rate specified by Party B in instruction under the Sales Agreement.

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Interpretive Letter:

Party B agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). Party B represents that it is eligible to conduct a primary offering of Shares on Form S-3 and that the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act.

Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Party B represents to Party A on the Trade Date and on any date that Party B notifies Party A that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Party B is not aware of any material nonpublic information regarding Party B or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that were required to be filed have been filed in the prior 12 months and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (C) Party B is neither entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(b)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(c)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of the Transaction as set forth below under the heading “Maximum Share Delivery”. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

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(d)	Party B agrees to provide Party A prior written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 7.5% of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Base Amount and each “Base Amount” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(e)	No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

(f)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 8.0%.

(g)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(h)	Neither Party B nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliated purchasers or any purchases by a party to a derivative transaction with Party B or any of its affiliated purchasers), either under this Confirmation, under an agreement with another party or otherwise, that in the reasonable judgment of Party B is reasonably likely to cause any purchases of Shares by Party A or any of its affiliated purchasers in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

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(i)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(j)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to the Transaction; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(k)	Party B acknowledges and agrees that:

(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)	any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)	the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(l)	The assets of Party B do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(m)	Party B shall, at least one day prior to the first day of any Unwind Period, notify Party A of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Party B or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

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(n)	During any Unwind Period, Party B shall (i) notify Party A prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Party B (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Party A following any such announcement that such announcement has been made, and (iii) promptly deliver to Party A following the making of any such announcement information indicating (A) Party B’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Party B’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(o)	Party B is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)	Without limiting the generality of Section 13.1 of the 2002 Definitions, Party B acknowledges that Party A is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(q)	Party B understands that no obligations of Party A to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Party A or any governmental agency.

(r)	Party B is not aware of any federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares as part of its hedging activities in connection with the Transaction, other than Sections 13 and 16 under the Exchange Act.

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(s)	Upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or Potential Event of Default, Party B will so notify Party A in writing within one Scheduled Trading Day; provided, however, that should Party B be in possession of material non-public information regarding Party B or the Shares, Party B shall so notify Party A of any such event described above without communicating such information to Party A.

(t)	Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

(u)	Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

(v)	Ownership positions of Party B’s common stock held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “beneficial ownership” by Party A for the purposes of Article V of the Articles of Amendment of Party B, as may be amended and supplemented (the “Articles”), including without limitation Section 5.04 thereof.

(w)	Party B (x) represents and warrants that it has not, as of the Trade Date, applied for or received a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act")) and is not in material breach of any Material Governmental Restrictions (as hereinafter defined) under any or other investment, or any financial assistance or relief under any program or facility (collectively "Financial Assistance") that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Party B comply with certain a requirements (the "Material Governmental Restrictions") not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Party B, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) for which the terms of the Transaction would cause Party B to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and (y) acknowledges that entering into the Transaction may limit its ability to receive such loan, loan guarantee, or direct loan Financial Assistance.

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Covenants of Party B:

Subject to the circumstances described under “Private Placement Procedures”, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases aggregated with any analogous purchases occurring on the same day under any Additional Transaction.

(c)	Party A hereby represents and covenants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to any Transaction do not have access to material non-public information regarding Issuer or the Shares.

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(d)	Within one Exchange Business Day of purchasing any Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction pursuant to the once-a-week block exception set forth in paragraph (b)(4) of Rule 10b-18, Party A shall notify Party B of the total number of Shares so purchased.

Deadline for Designating an Early Termination Date and Payment Suspension:

If either party provides notice to the other party that there has occurred (1) an Event of Default as to which Party B is the Defaulting Party; (2) a Potential Event of Default with respect to Party B or (3) a Termination Event as to which Party B is the sole Affected Party, then, notwithstanding Section 9(f) of the Agreement and unless Party A and Party B otherwise agree in writing, after 30 calendar days have elapsed following such notice, (i) Party A shall have no further right to designate an Early Termination Date by reason of the aforementioned Event of Default or Termination Event and (ii) the aforementioned Event of Default or Potential Event of Default shall be deemed to cease to be continuing for the purposes of Section 2(a)(iii)(1) of the Agreement. Party A hereby agrees to provide any notice referred to in the preceding sentence as promptly as practicable after it determines, acting in good faith, that the aforementioned Event of Default, Potential Event of Default or Termination Event has occurred.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or the [2002] Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

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Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In the commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount of more than a rate of [ ][5] basis points per annum (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A in a commercially reasonable manner;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of “Termination Settlement” below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(d)	Other ISDA Events. The announcement by Issuer of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Hedging Disruption, Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation” and (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by such party on the Trade Date”; or

5     Insert Maximum Stock Loan Rate specified by Party B in instruction under the Sales Agreement.

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(e)	Ownership Event. In the reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Applicable Share Limit for such day (if any applies).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B (including without limitation Article V of the Articles) that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Party A in good faith and in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations (other than pursuant to the Exchange Act) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its good faith and commercially reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have such an adverse effect), minus (B) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least two Scheduled Trading Days’ notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Applicable Share Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. If an Acceleration Event occurs after Party B has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Party A, then Party A shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. If an event or circumstance is an Acceleration Event under both this Confirmation and any Additional Confirmation and the designation of a Termination Settlement Date under one such confirmation would cure the Acceleration Event under the other such confirmation, then Party A shall first designate a Termination Settlement Date under the confirmation with the first occurring Maturity Date before designating a Termination Settlement Date under the other confirmation.

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Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenants of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise reasonably determines, based on advice of counsel, that any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenants of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B shall not attempt to exercise any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

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Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any Derivatives Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information For purposes of the Transaction, “Derivatives Personnel” means any employee on the trading side of the [Equity Derivatives Group] of Party A but does not include any person designated in writing to Party B as excluded from time to time by Party A.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 1.5 times the Initial Base Amount, subject to reduction by the number of any Shares delivered by Party B on any prior Settlement Date and subject to adjustment from time to time in accordance with the provisions of this Confirmation and the 2002 Definitions but solely with respect to adjustments arising from events caused by Party B or under the control of Party B.

Transfer and Assignment:

Party A may assign or transfer all, but not less than all, of its rights and duties hereunder to any affiliate of Party A; provided that, under the applicable law effective on the date of such transfer or assignment, Party B will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Party B would have been required to pay Party A in the absence of such transfer or assignment; and Party B will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Party B would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by [Party A] or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of [Party A] at the time of such assignment or transfer. Notwithstanding the above or any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

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Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

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Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have an “interest” in (within the meaning of NYSE Rule 312.04(e)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of the Threshold Number of Shares. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Applicable Share Limit, (ii) the Section 16 Percentage would not exceed 4.9% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Threshold Number of Shares” for the Transaction means the number of Shares equal to 4.9% of the outstanding Shares on the Trade Date for the Transaction. Without limitation of the other provisions of this paragraph, unless Party A shall have paid in full the settlement payment due to Party B in respect of the Shares that would have been required to be delivered absent the provisions of this paragraph despite any delay in delivery of Shares as a result of the application of this paragraph and notwithstanding its rights pursuant to the immediately succeeding paragraph, Party A agrees to use good faith efforts to cause the limits in clauses (i), (ii) and (iii) of the first sentence of this paragraph to not be exceeded at the time of any settlement that would otherwise be made by Party B hereunder, and, if any such limits are exceeded at such time, to use good faith efforts to minimize both the amount of such excess and the duration of the period during which such excess exists, in each case, solely to the extent such excess exists or would exist as a result of transactions or activities undertaken by Party A and/or any affiliate thereof not in connection with the Transaction or any other transaction or agreement entered into with Party B or at Party B’s behest.

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In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement).

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

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Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[INSERT DEALER NAME AND NOTICE INFORMATION]

Address for notices or communications to Party B:6

[Omega Healthcare Investors, Inc.
303 International Circle, Suite 200
Hunt Valley, MD 21030
Attn: Robert O. Stephenson
Telephone: 410-427-1700
Facsimile: [•]]

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)	Offices:

The Office of Party A for the Transaction is: [New York] [London] [OTHER]

The Office of Party B for the Transaction is: Inapplicable, Party B is not a Multibranch Party

Acknowledgements:

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

6  NTD: Company to confirm.

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(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Governing Law/Jurisdiction:

This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Disclosure:

Effective from the date of commencement of discussions concerning the Transaction, each of Party A and Party B and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

27

Commodity Exchange Act:

Each of Party A and Party B agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

Tax Matters:

(a)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representations:[7]

(A)	[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]

(B)	[It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.]

(C)	[(i) It is a bank organized under the laws of Canada; (ii) it is a corporation for U.S. federal income tax purposes; and (iii) each payment received or to be received by Party A in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

(ii)	Party B makes the following representations:

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(b)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

7 Tax provisions to be customized for relevant Dealer.

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(c)	HIRE Act. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.

(d)	Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, each of Party A and Party B shall provide to the other party a valid and duly executed U.S. Internal Revenue Service Form W-9 or, in the case of Party A, Form [ ][8], or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided by Party A or Party B, respectively, has become invalid, obsolete, or incorrect. Additionally, each of Party A and Party B shall, promptly upon request by the other party, provide such other tax forms and documents requested by the other party.

Other Forwards / Dealers:

Party A acknowledges that Party B has entered or may enter in the future into one or more similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Party A and Party B agree that if Party B designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

8 Tax form to be customized for relevant Dealer.

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[US QFC Stay Rules:

The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed “Covered Entities” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other.

30

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]9

[Remainder of page intentionally left blank]

9 Each dealer to confirm if this language should be included.

31

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

OMEGA HEALTHCARE INVESTORS, INC.

By:
Name:
Title:

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date[10]		Forward Price Reduction Amount[11]
Trade Date	USD	[•]
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]

10   Insert Forward Price Reduction Dates specified by Party B in instruction under the Sales Agreement.

11   Insert Forward Price Reduction Amounts specified by Party B in instruction under the Sales Agreement.

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control necessary to effect a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placements of similar size, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, unless it is advised in writing by nationally recognized outside counsel that any of the following actions would violate applicable securities laws because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff occurring after the Trade Date, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

ANNEX B

PRICING SUPPLEMENT

Date:      [      ], 20[ ]

To:      Omega Healthcare Investors, Inc.

303 International Circle, Suite 200

Hunt Valley, MD 21030

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [      ], 20[   ] (the “Confirmation”) between Omega Healthcare Investors, Inc. (“Party B”) and [DEALER NAME] (“Party A”).

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [ ];

(b)	the Base Amount shall be [ ], subject to further adjustment in accordance with the terms of the Confirmation; and

(c)	the Initial Forward Price shall be USD [ ].

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

OMEGA HEALTHCARE INVESTORS, INC.

By:
Name:
Title: